Whirlpool Announces Fourth Quarter Results; Well Positioned to Deliver Solid 2023
•Full-year GAAP net loss margin of (7.7)% and GAAP loss per diluted share of $(27.18) driven by EMEA transaction, recorded in the fourth quarter
•Full-year ongoing (non-GAAP) EBIT margin(1) of 6.9% and ongoing (non-GAAP) earnings per diluted share(2) of $19.64 in a challenging macro cycle
•Q4 GAAP net loss margin of (32.6)% and ongoing (non-GAAP) EBIT margin(1) of 3.5%, impacted by a one-off supply chain disruption in North America
•Returned $1.3 billion in cash to shareholders in 2022, with $0.9 billion of share repurchases
•2023 outlook includes earnings per diluted share of $16.00 to $18.00 on a GAAP and ongoing basis; cash provided by operating activities of approximately $1.4 billion and free cash flow(3) of approximately $800 million
•Expect $800 to $900 million benefit in 2023 from strong cost takeout actions and easing raw material inflation

BENTON HARBOR, Mich., January 30, 2023 - Whirlpool Corporation (NYSE: WHR), today reported fourth-quarter and full-year 2022 financial results.

"
In 2023 we will reset our cost structure and expect to deliver $800 - $900 million of cost benefit” said Marc Bitzer, chairman and chief executive officer of Whirlpool Corporation. “This new cost structure, combined with the expected demand recovery during the second half of the year has Whirlpool well positioned to deliver sustained shareholder value.”
MARC BITZER

KEY RESULTS

Full Year Results	2022	2021	Change
Net sales ($M)	$19,724	$21,985	$(2,261)	(10.3)%
Net sales excluding currency ($M)	$20,207	$21,985	$(1,778)	(8.1)%
GAAP net earnings (loss) available to Whirlpool ($M)	$(1,519)	$1,783	$(3,302)	nm
Ongoing EBIT(1) ($M)	$1,360	$2,379	$(1,019)	(42.8)%
GAAP earnings (loss) per diluted share	$(27.18)	$28.36	$(55.54)	nm
Ongoing earnings per diluted share(2)	$19.64	$26.59	$(6.95)	(26.1)%
CASH FLOW

Free Cash Flow	2022	2021	Change
Cash provided by (used in) operating activities ($M)	$1,390	$2,176	$(786)
Free cash flow(3) ($M)	$820	$1,651	$(831)

"
During 2022, we took decisive actions to accelerate our long-term growth trajectory by investing in our business and executing our portfolio transformation while also returning $1.3B in cash to shareholders," said Jim Peters, chief financial officer of Whirlpool Corporation. “The strength of our balance sheet has allowed us to execute on our capital allocation priorities, and we continue to maintain flexibility with $2B of cash on hand as we exit the year.”
JIM PETERS

Fourth Quarter Results	2022	2021	Change
Net sales ($M)	$4,923	$5,815	$(892)	(15.3)%
Net sales excluding currency ($M)	$5,059	$5,815	$(756)	(13.0)%
GAAP net earnings (loss) available to Whirlpool ($M)	$(1,605)	$298	$(1,903)	nm
Ongoing EBIT(1) ($M)	$171	$502	$(331)	(65.9)%
GAAP earnings (loss) per diluted share	$(29.35)	$4.90	$(34.25)	nm
Ongoing earnings per diluted share(2)	$3.89	$6.14	$(2.25)	(36.6)%
QUARTERLY HIGHLIGHTS
•Net sales decline of (15.3)%, organic net sales(4) decline of (10.8)%, impacted by one-off supply disruption in North America and demand slowdown, partially offset by favorable price/mix
•Strong cost actions on track, delivering sequential quarterly net cost improvement
•The Company adjusted its full-year effective GAAP and adjusted (non-GAAP) tax rate to approximately (22)% and 4%, respectively, in the quarter

REGIONAL REVIEW

North America	Q4 2022	Q4 2021	Change	Change excluding currency impact
Net sales ($M)	$2,845	$3,291	(13.6)%	(13.0)%
EBIT(5) ($M)	$166	$504	(67.1)%	-
•Significant one-off supply chain disruption driving revenue decline; maintained recent sequential quarterly share gains
•EBIT margin(5) of 5.8 percent, compared to 15.3 percent in the same prior-year period, driven by elevated cost inflation and one-off supply chain disruption

Europe, Middle East and Africa	Q4 2022	Q4 2021	Change	Change excluding currency impact
Net sales ($M)	$1,028	$1,412	(27.2)%	(18.1)%
EBIT(5) ($M)	$(4)	$20	nm	-
•Continued demand weakness across key countries; organic net sales(4) decline of approximately 9.0 percent
•Break-even EBIT margin(5), compared to 1.4 percent in the same prior-year period, driven by lower volumes, inflation and unfavorable currency fully offsetting cost-based pricing actions

Latin America	Q4 2022	Q4 2021	Change	Change excluding currency impact
Net sales ($M)	$831	$831	—%	(3.1)%
EBIT(5) ($M)	$49	$56	(12.5)%	-
•Significant sequential demand improvement in Brazil and Mexico coupled with strong cost-based pricing actions resulting in flat revenue year-over-year
•EBIT margin(5) of 5.9 percent, compared to 6.7 percent in the same prior-year period, impacted by cost inflation partially offset by strong cost discipline

Asia	Q4 2022	Q4 2021	Change	Change excluding currency impact
Net sales ($M)	$219	$281	(22.1)%	(15.9)%
EBIT(5) ($M)	$6	$17	(64.7)%	-
•Consumer sentiment negatively impacting demand, partially offset by cost-based pricing
•EBIT margin(5) of 2.7 percent, compared to 5.9 percent in the same prior-year period, impacted by lower volumes and cost inflation more than offsetting cost-based pricing actions

FULL-YEAR 2023 OUTLOOK
•Expect full-year 2023 revenues of approximately $19.4 billion (down 1 to 2 percent compared to the prior year)
•Earnings per diluted share of $16.00 to $18.00 on a GAAP and ongoing basis(2)
•Cash provided by operating activities of approximately $1.4 billion and free cash flow(3) of approximately $800 million
•GAAP and adjusted (non-GAAP) tax rate of 14 to 16 percent

PORTFOLIO TRANSFORMATION UPDATE
Strategic Review of EMEA
•Strategic review of EMEA business concluded
•Announced agreement to contribute European major domestic appliance (MDA) business into a newly formed entity with Arçelik A.Ş(6)
•Creates over €6 billion revenue European MDA platform(6) with over €200 million of cost synergies
•Transaction expected to close in second half of 2023, subject to additional requirements for closing, including obtaining regulatory approvals and other customary closing conditions
InSinkErator
InSinkErator acquisition closed in the fourth quarter of 2022, with no material impact to the fourth quarter results

(1)A reconciliation of earnings before interest and taxes (EBIT) and ongoing EBIT, non-GAAP financial measures, to reported net earnings (loss) available to Whirlpool, and a reconciliation of EBIT margin and ongoing EBIT margin, non-GAAP financial measures, to net earnings (loss) margin and other important information, appears below.
(2)A reconciliation of ongoing earnings per diluted share, a non-GAAP financial measure, to reported net earnings (loss) per diluted share available to Whirlpool and other important information, appears below.
(3)A reconciliation of free cash flow, a non-GAAP financial measure, to cash provided by (used in) operating activities and other important information, appears below. Adjusted free cash flow of $1,963 million for the fourth-quarter of 2021 has been restated to $1,651 million free cash flow measure to conform with current year presentation.
(4)A reconciliation of organic net sales and regional organic net sales, non-GAAP financial measures, to reported net sales and regional net sales and other information, appears below.
(5)Segment EBIT represents our consolidated EBIT broken down by the Company's reportable segments and are metrics used by the chief operating decision maker in accordance with ASC 280. Consolidated EBIT also includes corporate "Other/Eliminations" of $(1,688) million and $(90) million for the fourth quarters of 2022 and 2021, respectively.
(6)Arçelik A.Ş's ("Arcelik") wholly owned subsidiary Ardutch B.V. has entered into the contribution agreement with 75% ownership. Final post-closing ownership ratio will be determined after taking into account the respective 2022 EBITDA, net asset values, net indebtedness, and net working capital of the parties. €6 billion reference based on the combined 2021 revenues of Whirlpool and Arcelik European businesses.

Contact Whirlpool Corporation: Media: 269/923-7405, Media@Whirlpool.com, Financial: Korey Thomas, Investor_Relations@Whirlpool.com

ABOUT WHIRLPOOL CORPORATION
Whirlpool Corporation (NYSE: WHR) is committed to being the best global kitchen and laundry company, in constant pursuit of improving life at home. In an increasingly digital world, the company is driving purposeful innovation to meet the evolving needs of consumers through its iconic brand portfolio, including Whirlpool, KitchenAid, Maytag, Consul, Brastemp, Amana, Bauknecht, JennAir, Indesit, Yummly and InSinkErator. In 2022, the company reported approximately $20 billion in annual sales, 61,000 employees and 56 manufacturing and technology research centers. Additional information about the company can be found at WhirlpoolCorp.com.

WEBSITE DISCLOSURE
We routinely post important information for investors on our website, WhirlpoolCorp.com, in the "Investors" section. We also intend to update the "Hot Topics Q&A" portion of this webpage as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the "Investors" section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our webpage is not incorporated by reference into, and is not a part of, this document.

WHIRLPOOL ADDITIONAL INFORMATION
This document contains forward-looking statements about Whirlpool Corporation and its consolidated subsidiaries ("Whirlpool") within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Whirlpool intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with those safe harbor provisions. Any statements made in this press release that are not statements of historical fact, including statements regarding our 2023 financial performance, supply chain, cost takeout, raw material, portfolio transformation, and transaction-related synergies, closing timing of the transaction and future cash flow expectations are forward-looking statements and should be evaluated as such. Such statements can be identified by the use of terminology such as "may," "could," "will," "should," "possible," "plan," "predict," "forecast," "potential," "anticipate," "estimate," "expect," "project," "intend," "believe," "may impact," "on track," and similar words or expressions. Many risks, contingencies, and uncertainties could cause actual results to differ materially from Whirlpool Corporation's forward-looking statements, including the risk that we may not close the transaction in accordance with our expected timing or at all and that we may not realize the synergies and financial benefits from the transaction. Additional risks and uncertainties that could materially affect such forward-looking statements include, but are not limited to: (1) the ongoing Russian invasion of Ukraine and related conflict and sanctions; (2) COVID-19 pandemic-related business disruptions and economic uncertainty; (3) intense competition in the home appliance industry reflecting the impact of both new and established global competitors, including Asian and European manufacturers, and the impact of the changing retail environment, including direct-to-consumer sales; (4) Whirlpool's ability to maintain or increase sales to significant trade customers and the ability of these trade customers to maintain or increase market share; (5) Whirlpool's ability to maintain its reputation and brand image; (6) the ability of Whirlpool to achieve its business objectives and leverage its global operating platform, and accelerate the rate of innovation; (7) Whirlpool’s ability to understand consumer preferences and successfully develop new products; (8) Whirlpool's ability to obtain and protect intellectual property rights; (9) acquisition, divestiture and investment-related risks, including risks associated with the InSinkErator acquisition, our past acquisitions, and EMEA transaction; (10) Whirlpool's ability to navigate risks associated with our presence in emerging markets; (11) risks related to our international operations, including changes in foreign regulations; (12) Whirlpool's ability to respond to unanticipated social, political and/or economic events; (13) information technology system failures, data security breaches, data privacy compliance, network disruptions, and cybersecurity attacks; (14) product liability and product recall costs; (15) the ability of suppliers of critical parts, components and manufacturing equipment to deliver sufficient quantities to Whirlpool in a timely and cost-effective manner; (16) our ability to attract, develop and retain executives and other qualified employees; (17) the impact of labor relations; (18) fluctuations in the cost of key materials (including steel, resins, copper and aluminum) and components and the ability of Whirlpool to offset cost increases; (19) Whirlpool's ability to manage foreign currency fluctuations; (20) impacts from goodwill impairment and related charges; (21) triggering events or circumstances impacting the carrying value of our long-lived assets; (22) inventory and other asset risk; (23) health care cost trends, regulatory changes and variations between results and estimates that could increase future funding obligations for pension and postretirement benefit plans; (24) litigation, tax, and legal compliance risk and costs, especially if materially different from the amount we expect to incur or have accrued for, and any disruptions caused by the same; (25) the effects and costs of governmental investigations or related actions by third parties; (26) changes in the legal and regulatory environment including environmental, health and safety regulations, and taxes and tariffs; (27) Whirlpool's ability to respond to the impact of climate change and climate change regulation; and (28) the uncertain global economy and changes in economic conditions which affect demand for our products. Additional information concerning these and other factors can be found in Whirlpool's filings with the Securities and Exchange Commission, including the most recent annual report on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K. Price increases and/or actions referred to throughout the document reflect previously announced cost-based price increases. These cautionary statements should not be construed by you to be exhaustive and the forward-looking statements are made only as of the date of this press release. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.

WHIRLPOOL CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF INCOME (LOSS) (UNAUDITED)
FOR THE PERIODS ENDED DECEMBER 31
(Millions of dollars, except per share data)

	Three Months Ended		Twelve Months Ended
	2022	2021	2022	2021
Net sales	$4,923	$5,815	$19,724	$21,985
Expenses
Cost of products sold	4,278	4,752	16,651	17,576
Gross margin	645	1,063	3,073	4,409
Selling, general and administrative	537	555	1,820	2,081
Intangible amortization	11	9	35	47
Restructuring costs	8	4	21	38
Impairment of goodwill and other intangibles	—	—	384	—
(Gain) loss on sale and disposal of businesses	1,521	—	1,869	(105)
Operating profit (loss)	(1,432)	495	(1,056)	2,348
Other (income) expense
Interest and sundry (income) expense	27	(18)	(19)	(159)
Interest expense	64	42	190	175
Earnings (loss) before income taxes	(1,523)	471	(1,227)	2,332
Income tax expense (benefit)	69	165	265	518
Equity method investment income (loss), net of tax	(12)	(6)	(19)	(8)
Net earnings (loss)	(1,604)	300	(1,511)	1,806
Less: Net earnings (loss) available to noncontrolling interests	1	2	8	23
Net earnings (loss) available to Whirlpool	$(1,605)	$298	$(1,519)	$1,783
Per share of common stock
Basic net earnings available to Whirlpool	$(29.35)	$4.96	$(27.18)	$28.73
Diluted net earnings available to Whirlpool	$(29.35)	$4.90	$(27.18)	$28.36
Dividends declared	$1.75	$1.40	$7.00	$5.45
Weighted-average shares outstanding (in millions)
Basic	54.7	60.2	55.9	62.1
Diluted	54.7	60.9	55.9	62.9

WHIRLPOOL CORPORATION
CONSOLIDATED CONDENSED BALANCE SHEETS
(Millions of dollars, except share data)

	December 31, 2022	December 31, 2021
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$1,958	$3,044
Accounts receivable, net of allowance of $49 and $98, respectively	1,555	3,100
Inventories	2,089	2,717
Prepaid and other current assets	653	834
Assets held for sale	139	—
Total current assets	6,394	9,695
Property, net of accumulated depreciation of $4,808 and $6,619, respectively	2,102	2,805
Right of use assets	691	946
Goodwill	3,314	2,485
Other intangibles, net of accumulated amortization of $400 and $522, respectively	3,164	1,981
Deferred income taxes	1,063	1,920
Other noncurrent assets	396	453
Total assets	$17,124	$20,285
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$3,376	$5,413
Accrued expenses	481	609
Accrued advertising and promotions	623	854
Employee compensation	159	576
Notes payable	4	10
Current maturities of long-term debt	248	298
Other current liabilities	550	750
Liabilities held for sale	490	—
Total current liabilities	5,931	8,510
Noncurrent liabilities
Long-term debt	7,363	4,929
Pension benefits	184	378
Postretirement benefits	96	142
Lease liabilities	584	794
Other noncurrent liabilities	460	519
Total noncurrent liabilities	8,687	6,762
Stockholders' equity
Common stock, $1 par value, 250 million shares authorized, 114 million and 114 million shares issued, respectively, and 54 million and 59 million shares outstanding, respectively	114	114
Additional paid-in capital	3,061	3,025
Retained earnings	8,261	10,170
Accumulated other comprehensive loss	(2,090)	(2,357)
Treasury stock, 60 million and 55 million shares, respectively	(7,010)	(6,106)
Total Whirlpool stockholders' equity	2,336	4,846
Noncontrolling interests	170	167
Total stockholders' equity	2,506	5,013
Total liabilities and stockholders' equity	$17,124	$20,285

WHIRLPOOL CORPORATION
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)
FOR THE PERIODS ENDED DECEMBER 31
(Millions of dollars)

	Twelve Months Ended
	2022	2021
Operating activities
Net earnings (loss)	$(1,511)	$1,806
Adjustments to reconcile net earnings to cash provided by (used in) operating activities:
Depreciation and amortization	475	494
Impairment of goodwill and other intangibles	384	—
(Gain) loss on sale and disposal of businesses	1,869	(105)
(Gain) loss on previously held equity interest	—	(42)
Changes in assets and liabilities:
Accounts receivable	854	(232)
Inventories	(49)	(648)
Accounts payable	(612)	949
Accrued advertising and promotions	(51)	70
Accrued expenses and current liabilities	113	125
Taxes deferred and payable, net	18	130
Accrued pension and postretirement benefits	(105)	(116)
Employee compensation	(288)	16
Other	293	(271)
Cash provided by (used in) operating activities	1,390	2,176
Investing activities
Capital expenditures	(570)	(525)
Proceeds from sale of assets and businesses	77	302
Acquisition of businesses, net of cash acquired	(3,000)	(46)
Cash held by divested businesses	(75)	(393)
Other	—	2
Cash provided by (used in) investing activities	(3,568)	(660)
Financing activities
Net proceeds from borrowings of long-term debt	2,800	300
Net proceeds (repayments) of long-term debt	(300)	(300)
Net proceeds (repayments) from short-term borrowings	(4)	(1)
Dividends paid	(390)	(338)
Repurchase of common stock	(903)	(1,041)
Common stock issued	3	76
Other	—	(35)
Cash provided by (used in) financing activities	1,206	(1,339)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(20)	(67)
Less: decrease in cash classified as held for sale	(94)	—
Increase (decrease) in cash, cash equivalents and restricted cash	(1,086)	110
Cash, cash equivalents and restricted cash at beginning of year	3,044	2,934
Cash, cash equivalents and restricted cash at end of period	$1,958	$3,044

SUPPLEMENTAL INFORMATION - CONSOLIDATED FINANCIAL STATEMENTS RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(Millions of dollars except per share data) (Unaudited)
We supplement the reporting of our financial information determined under U.S. generally accepted accounting principles (GAAP) with certain non-GAAP financial measures, some of which we refer to as "ongoing" measures, including earnings before interest and taxes (EBIT), EBIT margin, ongoing EBIT, ongoing EBIT margin, ongoing earnings per diluted share, adjusted effective tax rate, organic net sales, return on invested capital (ROIC) and free cash flow. Ongoing measures exclude items that may not be indicative of, or are unrelated to, results from our ongoing operations and provide a better baseline for analyzing trends in our underlying businesses. Sales excluding foreign currency is calculated by translating the current period net sales, in functional currency, to U.S. dollars using the prior-year period’s exchange rate compared to the prior-year period net sales. Management believes that sales excluding foreign currency provides stockholders with a clearer basis to assess our results over time, excluding the impact of exchange rate fluctuations. Management believes that organic net sales provides stockholders with a clearer basis to assess our results over time, excluding the impact of exchange rate fluctuations and divestitures. Management believes that ROIC provides investors with a view of capital efficiency, a key driver of stockholder value creation. Management believes that adjusted tax rate provides investors with a meaningful, consistent comparison of the Company's effective tax rate, excluding the pre-tax income and tax effect of certain unique items. Management believes that free cash flow provides investors and stockholders with a relevant measure of liquidity and a useful basis for assessing the company's ability to fund its activities and obligations. The Company provides free cash flow related metrics, such as free cash flow as a percentage of net sales, as long-term management goals, not an element of its annual financial guidance, and as such does not provide a reconciliation of free cash flow to cash provided by (used in) operating activities, the most directly comparable GAAP measure, for these long-term goal metrics. Whirlpool does not provide a non-GAAP reconciliation for its forward-looking long-term value creation goals, such as organic net sales, EBIT, free cash flow conversion, ROIC and gross debt/EBITDA, as these long-term management goals are not annual guidance, and the reconciliation of these long-term measures would rely on market factors and certain other conditions and assumptions that are outside of the company’s control. We believe that these non-GAAP measures provide meaningful information to assist investors and stockholders in understanding our financial results and assessing our prospects for future performance, and reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP financial measures, provide a more complete understanding of our business. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names. These ongoing financial measures should not be considered in isolation or as a substitute for reported net earnings available to Whirlpool per diluted share, net earnings, net earnings available to Whirlpool, net earnings margin, return on assets, net sales, effective tax rate and cash provided by (used in) operating activities, the most directly comparable GAAP financial measures. We also disclose segment EBIT as an important financial metric used by the Company's Chief Operating Decision Maker to evaluate performance and allocate resources in accordance with ASC 280 - Segment Reporting. GAAP net earnings available to Whirlpool per diluted share and ongoing earnings per diluted share are presented net of tax, while individual adjustments in each reconciliation are presented on a pre-tax basis; the income tax impact line item aggregates the tax impact for these adjustments. The tax impact of individual line item adjustments may not foot precisely to the aggregate income tax impact amount, as each line item adjustment may include non-taxable components. Historical quarterly earnings per share amounts are presented based on a normalized tax rate adjustment to reconcile quarterly tax rates to full-year tax rate expectations. We strongly encourage investors and stockholders to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

FOURTH-QUARTER 2022 ONGOING EARNINGS BEFORE INTEREST AND TAXES AND ONGOING EARNINGS PER DILUTED SHARE

The reconciliation provided below reconciles the non-GAAP financial measures ongoing earnings before interest and taxes and ongoing earnings per diluted share, with the most directly comparable GAAP financial measures, net earnings (loss) available to Whirlpool and net earnings (loss) per basic share available to Whirlpool, for the three months ended December 31, 2022. Net earnings (loss) margin is calculated by dividing net earnings (loss) available to Whirlpool by net sales. Ongoing EBIT margin is calculated by dividing ongoing EBIT by net sales. EBIT margin is calculated by dividing EBIT by net sales. The earnings per basic share GAAP measure and ongoing measure are presented net of tax, while each adjustment is presented on a pre-tax basis. Our fourth-quarter GAAP tax rate was (4.5)%. The aggregate income tax impact of the taxable components of each adjustment is presented in the income tax impact line item at our fourth-quarter adjusted tax rate (non-GAAP) of (101.8)%.

Three Months Ended
Earnings Before Interest & Taxes Reconciliation:	December 31, 2022
Net earnings (loss) available to Whirlpool	$(1,605)
Net earnings (loss) available to noncontrolling interests	1
Income tax expense (benefit)	69
Interest expense	64
Earnings before interest & taxes	$(1,471)
Net sales	$4,923
Net earnings (loss) margin	(32.6)%

	Results classification	Earnings before interest & taxes	Earnings per diluted share
Reported measure		$(1,471)	$(29.35)
Impact of M&A transactions(b)	(Gain) loss on sale and disposal of businesses & Selling, general and administrative	1,546	$28.27
Substantial liquidation of subsidiary(f)	Interest and sundry (income) expense	84	$1.54
Impairment of goodwill, intangibles and other assets(d)	Equity method investment income (loss), net of tax	12	$0.22
Total income tax impact			$30.36
Normalized tax rate adjustment(e)			$(27.12)
Share adjustment*			$(0.03)
Ongoing measure		$171	$3.89
Net sales		$4,923
Ongoing EBIT margin		3.5%
Note: Numbers may not reconcile due to rounding
*As a result of our current period GAAP earnings loss, the impact of antidilutive shares was excluded from the loss per share calculation on a GAAP basis. The share count adjustment used in the calculation of the full-year ongoing earnings per diluted share includes basic shares outstanding of 54.7 million plus the impact of antidilutive shares of 0.4 million which were excluded on a GAAP basis.

FOURTH-QUARTER 2021 ONGOING EARNINGS BEFORE INTEREST AND TAXES AND ONGOING EARNINGS PER DILUTED SHARE
The reconciliation provided below reconciles the non-GAAP financial measures ongoing earnings before interest and taxes and ongoing earnings per diluted share, with the most directly comparable GAAP financial measures, net earnings available to Whirlpool and net earnings per diluted share available to Whirlpool, for the three months ended December 31, 2021. Net earnings margin is calculated by dividing net earnings available to Whirlpool by net sales. Ongoing EBIT margin is calculated by dividing ongoing EBIT by net sales. EBIT margin is calculated by dividing EBIT by net sales. The earnings per diluted share GAAP measure and ongoing measure are presented net of tax, while each adjustment is presented on a pre-tax basis. Our fourth-quarter GAAP tax rate was 35.0%. The aggregate income tax impact of the taxable components of each adjustment is presented in the income tax impact line item at our fourth-quarter adjusted tax rate (non-GAAP) of 18.1%.

Three Months Ended
Earnings Before Interest & Taxes Reconciliation:	December 31, 2021
Net earnings (loss) available to Whirlpool	$298
Net earnings (loss) available to noncontrolling interests	2
Income tax expense (benefit)	165
Interest expense	42
Earnings (loss) before interest & taxes	$507
Net sales	$5,815
Net earnings margin	5.1%

	Results classification	Earnings before interest & taxes	Earnings per diluted share
Reported measure		$507	$4.90
Restructuring costs(a)	Restructuring costs	4	0.06
Product warranty and liability (income) expense(g)	Cost of products sold	(9)	(0.15)
Income tax impact		—	0.02
Normalized tax rate adjustment(e)		—	1.31
Ongoing measure		$502	$6.14
Net sales		$5,815
Ongoing EBIT margin		8.6%

Note: Numbers may not reconcile due to rounding

FULL-YEAR 2022 ONGOING EARNINGS BEFORE INTEREST AND TAXES AND ONGOING EARNINGS PER DILUTED SHARE
The reconciliation provided below reconciles the non-GAAP financial measures ongoing earnings before interest and taxes and ongoing earnings per diluted share, with the most directly comparable GAAP financial measures, net earnings (loss) available to Whirlpool and net earnings (loss) per basic share available to Whirlpool, for the twelve months ended December 31, 2022. Net earnings (loss) margin is calculated by dividing net earnings (loss) available to Whirlpool by net sales. Ongoing EBIT margin is calculated by dividing ongoing EBIT by net sales. EBIT margin is calculated by dividing EBIT by net sales. The earnings per basic share GAAP measure and ongoing measure are presented net of tax, while each adjustment is presented on a pre-tax basis. Our full-year GAAP tax rate was (21.6)%. The aggregate income tax impact of the taxable components of each adjustment is presented in the income tax impact line item at our full-year adjusted tax rate (non-GAAP) of 4.4%.

Twelve Months Ended
Earnings Before Interest & Taxes Reconciliation:	December 31, 2022
Net earnings (loss) available to Whirlpool	$(1,519)
Net earnings (loss) available to noncontrolling interests	8
Income tax expense (benefit)	265
Interest expense	190
Earnings before interest & taxes	$(1,056)
Net sales	$19,724
Net earnings (loss) margin	(7.7)%

	Results classification	Earnings before interest & taxes	Earnings per diluted share
Reported measure		$(1,056)	$(27.18)
Impairment of goodwill, intangibles and other assets(d)	Impairment of goodwill and other intangibles & Equity method investment income (loss), net of tax	396	$7.08
Impact of M&A transactions(b)	(Gain) loss on sale and disposal of businesses & Selling, general and administrative expense	1,936	$34.63
Substantial liquidation of subsidiary(f)	Interest and sundry (income) expense	84	$1.51
Total income tax impact		—	$(1.89)
Normalized tax rate adjustment(e)		—	$5.69
Share adjustment*		—	$(0.20)
Ongoing Measure		1,360	19.64
Net Sales		19,724
Ongoing EBIT Margin		6.9%

Note: Numbers may not reconcile due to rounding
*As a result of our current period GAAP earnings loss, the impact of antidilutive shares was excluded from the loss per share calculation on a GAAP basis. The share count adjustment used in the calculation of the full-year ongoing earnings per diluted share includes basic shares outstanding of 55.9 million plus the impact of antidilutive shares of 0.6 million which were excluded on a GAAP basis.

FULL-YEAR 2021 ONGOING EARNINGS BEFORE INTEREST AND TAXES AND ONGOING EARNINGS PER DILUTED SHARE
The reconciliation provided below reconciles the non-GAAP financial measures ongoing earnings before interest and taxes and ongoing earnings per diluted share, with the most directly comparable GAAP financial measures, net earnings available to Whirlpool and net earnings per diluted share available to Whirlpool, for the twelve months ended December 31, 2021. Ongoing EBIT margin is calculated by dividing ongoing EBIT by net sales. EBIT margin is calculated by dividing EBIT by net sales. Net earnings margin is calculated by dividing net earnings available to Whirlpool by net sales. The earnings per diluted share GAAP measure and ongoing measure are presented net of tax, while each adjustment is presented on a pre-tax basis. Our full-year GAAP tax rate was 22.2%. The aggregate income tax impact of the taxable components of each adjustment is presented in the income tax impact line item at our full-year adjusted tax rate (non-GAAP) of 23.5%.

Twelve Months Ended
Earnings Before Interest & Taxes Reconciliation:	December 31, 2021
Net earnings (loss) available to Whirlpool	$1,783
Net earnings (loss) available to noncontrolling interests	23
Income tax expense (benefit)	518
Interest expense	175
Earnings (loss) before interest & taxes	$2,499
Net sales	$21,985
Net earnings margin	8.1%

	Results classification	Earnings before interest & taxes	Earnings per diluted share
Reported measure		$2,499	$28.36
Restructuring costs(a)	Restructuring costs	38	0.61
Impact of M&A transactions (b)	(Gain) loss on sale and disposal of business	(107)	(1.69)
(Gain) loss on previously held equity interest(c)	(Gain) loss on previously held equity interest	(42)	(0.50)
Product warranty and liability (income) expense(g)	Cost of products sold	(9)	(0.14)
Income tax impact		—	0.41
Normalized tax rate adjustment(e)		—	(0.46)
Ongoing measure		$2,379	$26.59
Net sales		$21,985
Ongoing EBIT margin		10.8%

Note: Numbers may not reconcile due to rounding

FOOTNOTES
a.RESTRUCTURING COSTS - In 2022, and moving forward, we will only exclude restructuring actions greater than $50 million from our ongoing results. In 2021, these costs were primarily related to actions that right-size and reduce the fixed cost structure of our EMEA business and other centralized functions.
b.IMPACT OF M&A TRANSACTIONS - On January 16, 2023, we signed a contribution agreement to contribute our European major domestic appliance business into a newly formed entity with Arçelik. In connection with the transaction, the Company recorded a non-cash loss on disposal of $1,521 million in the fourth-quarter of 2022. The loss includes a charge of $1,151 million for the write-down of the net assets of the disposal group to fair value of $139 million, $393 million of cumulative currency translation adjustments, $98 million release of other comprehensive loss on pension and $18 million of other transaction related costs. Whirlpool’s European major domestic appliance business met the criteria for held-for-sale accounting during the fourth-quarter of 2022 and will be included in the Company’s results until closing of the transaction.
During the second quarter of 2022, we entered into an agreement to sell our Russia business. We classified this disposal group as held for sale and recorded an impairment loss of $346 million for the write-down of the assets to their fair value. During the third quarter of 2022, the loss from disposal was adjusted by an immaterial amount resulting in a final loss amount of $348 million for the twelve months ended December 31, 2022.
Additionally, during the fourth-quarter 2022, we incurred unique transaction related costs of $25 million related to portfolio transformation for a total of $67 million for the twelve months ended December 31, 2022. These transaction costs are recorded in Selling, General and Administrative expenses on our Consolidated Statements of Income (Loss).
On May 17, 2021, our subsidiary entered into a share purchase agreement to sell its Turkish subsidiary to Arçelik. As part of the agreement, Arçelik assumed responsibility for operating the manufacturing site in Manisa, Turkey, following closing. The transaction closed on June 30, 2021. In connection with the closing of the transaction, we received cash proceeds of $93 million and recognized a loss on sale of $164 million. During the third quarter of 2021, amounts for working capital and other customary post-closing adjustments were finalized and an additional $13 million loss related to the sale of business was recorded.
On March 31, 2021, Galanz launched its partial tender offer for majority ownership of Whirlpool China. Our subsidiary tendered approximately 31% of Whirlpool China's outstanding shares in the tender offer, with the remainder representing a noncontrolling interest of approximately 20% in Whirlpool China. The transaction closed on May 6, 2021. In connection with the closing of the transaction, we received cash proceeds of $193 million and recognized a gain on sale of $284 million.
The net impact realized for gain on sale and disposal of Turkey and China businesses included in the income statement for the twelve months ended December 31, 2021 is $105 million.

c.(GAIN) LOSS ON PREVIOUSLY HELD EQUITY INTEREST - During the third quarter of 2021, Whirlpool Corporation acquired an additional 38% equity interest in Elica PB India Private Limited (Elica PB India) for $57 million, which resulted in a controlling equity ownership of approximately 87%. The previously held equity interest of 49% in Elica PB India was remeasured at fair value of $74 million on the acquisition date, which resulted in a gain of $42 million. This gain was recorded within Interest & sundry (income) expense during the third quarter of 2021. The earnings per diluted share impact is calculated net of minority interest.
d.IMPAIRMENT OF GOODWILL, INTANGIBLES AND OTHER ASSETS - During the second quarter of 2022, the carrying value of the EMEA reporting unit and Indesit and Hotpoint trademarks exceeded their fair values resulting in an impairment charge of $384 million which is recorded within Impairment of goodwill and other intangibles. Additionally, during the fourth quarter of 2022 we recognized an impairment charge of $12M related to equity method investment in Brazil which is recorded within Equity method investment income (loss), net of tax.
e.NORMALIZED TAX RATE ADJUSTMENT - During the fourth-quarter of 2021, the Company calculated ongoing earnings per share using an adjusted tax rate of 18.1%. During the fourth-quarter of 2022, the Company calculated ongoing earnings per share using an adjusted tax rate of (101.8)%. During the full-year of 2021, the Company calculated ongoing earnings per share using an adjusted tax rate of 23.5%. During the full-year of 2022, the Company calculated ongoing earnings per share using an adjusted tax rate of 4.4% which excludes the impacts of the non-tax deductible loss on sale of the Russia business of $348 million and impairment of goodwill of $278 million recorded in the third quarter of 2022, along with the impact of M&A transactions of approximately $1.5 billion recorded in the fourth quarter of 2022.
f.SUBSTANTIAL LIQUIDATION OF SUBSIDIARY - During the fourth-quarter of 2022, the Company liquidated an offshore subsidiary and recorded a one-time charge of $84 million for a release of other comprehensive income on hedging and cumulative translation adjustments.
g.PRODUCT WARRANTY AND LIABILITY (INCOME) EXPENSE - During the fourth-quarter of 2021, the Company released an accrual of approximately $9 million related to a previously announced EMEA-produced washer recall campaign. These adjustments were made based on our revised expectations regarding future period cash expenditures for the campaign.

ORGANIC NET SALES
The reconciliation provided below reconciles the non-GAAP financial measure organic net sales to GAAP reported net sales, for three months ended December 31, 2021 and 2022 for the Whirlpool EMEA business.

	Three Months Ended
	Dec 31,
	2021	2022	Change
Net Sales	$1,412	$1,028	(27.2)%
Less: Russia Divestiture	145	—
Less: Currency	—	(128)
Organic Net Sales	$1,267	$1,156	(8.8)%

The reconciliation provided below reconciles the non-GAAP financial measure organic net sales to GAAP reported net sales, for three months ended December 31, 2021 and 2022 for the Whirlpool business.

	Three Months Ended
	Dec 31,
	2021	2022	Change
Net Sales	$5,815	$4,923	(15.3)%
Less: Russia Divestiture	145	—
Less: Currency	—	(136)
Organic Net Sales	$5,670	$5,059	(10.8)%

Note: Numbers may not reconcile due to rounding

FREE CASH FLOW

Free cash flow is cash provided by (used in) operating activities after capital expenditures. The reconciliation provided below reconciles twelve months ended December 31, 2022 and 2021 and 2023 full-year free cash flow with cash provided by (used in) operating activities, the most directly comparable GAAP financial measure. Free cash flow as a percentage of net sales is calculated by dividing free cash flow by net sales.

	Twelve Months Ended
	December 31,
(millions of dollars)	2022	2021	2023 Outlook
Cash provided by (used in) operating activities	$1,390	$2,176	~$1,400
Capital expenditures	(570)	(525)	~(600)
Free cash flow	$820	$1,651	~$800

Cash provided by (used in) investing activities*	(3,568)	(660)
Cash provided by (used in) financing activities*	1,206	(1,339)

Throughout 2021 and comparable periods, the Company defined adjusted free cash flow as cash provided by (used in) operating activities less capital expenditures and including proceeds from the sale of assets/businesses, and changes in restricted cash. Starting in 2022, the Company presents free cash flow which is cash provided by (used in) operating activities less capital expenditures. Adjusted free cash flow of $1,963 million for the fourth-quarter of 2021 has been restated to $1,651 million free cash flow measure to conform with current year presentation.

Adjusted Free Cash Flow (FCF) Reconciliation:	Twelve Months Ended
December 31,
(millions of dollars)	2021
Cash provided by (used in) operating activities	$2,176
Capital expenditures, proceeds from sale of assets/businesses and change in restricted cash	(213)
Adjusted free cash flow	$1,963

Cash provided by (used in) investing activities*	(660)
Cash provided by (used in) financing activities*	(1,339)

*Financial guidance on a GAAP basis for cash provided by (used in) financing activities and cash provided by (used in) investing activities has not been provided because in order to prepare any such estimate or projection, the Company would need to rely on market factors and certain other conditions and assumptions that are outside of its control.

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